UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

Pet DRx Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	No.)

215 Centerview Drive
Suite 360
Brentwood, TN  37027
(Address of principal executive offices)

(408) 236-7428
(Registrant’s telephone number, including area code)

560 South Winchester Boulevard
Suite 500
San Jose, CA 95128
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

        On February 19, 2008, XLNT Veterinary Care, Inc. (“XLNT”), a wholly-owned subsidiary of Pet DRx Corporation (the “Registrant”), modified its existing $12.0M and $4.0M term loans as further described below.

Amendment to Credit Agreement for $12.0M term loan

On February 19, 2008, XLNT and the subsidiaries of XLNT (collectively with XLNT, the “Borrowers”) entered into the First Amendment (the “First Amendment”) dated as of February 19, 2008 to Credit Agreement and Loan Documents dated as of March 29, 2007 with Fifth Street Mezzanine Partners II, L.P. (“Fifth Street”).  The $12.0 million term loan made pursuant to this credit agreement is secured by the inventory, chattel paper, accounts, equipment and general intangibles of the Borrowers and matures on March 8, 2010, with a one time option at the election of the Borrowers to renew for an additional year.  The First Amendment, among other things, adds two additional subsidiaries of XLNT (the “New Borrowers”) as Borrowers under the term loan and changes the interest rate on the term loan from 12.0% to 15.0%, beginning March 1, 2008.  The First Amendment also modifies the financial covenants and ratios required under the credit agreement and waives the Borrowers’ default of the prior financial covenants and ratios for the fiscal quarter ending December 31, 2007 and the Borrowers’ compliance with such prior financial covenants and ratios for the fiscal quarter ending March 31, 2008.    The Borrowers are required to satisfy certain post-closing requirements related to the credit agreement, as amended, and any failure to satisfy these post-closing requirements will be an event of default under the credit agreement. Upon execution of the First Amendment, XLNT paid Fifth Street a $120,000 restructuring fee.

Addition of the Registrant as guarantor and the Registrant and the New Borrowers as grantors of security interests under the $12.0M term loan

In connection with the First Amendment, on February 19, 2008, the Registrant entered into a Guaranty (the “Guaranty”) made as of February 19, 2008 with Fifth Street whereby the Registrant guaranteed all obligations and liabilities of the Borrowers under the $12.0 million term loan, including the prompt payment of all unpaid amounts if the term loan is accelerated because of an event of default by the Borrowers under the credit agreement.  In addition, in connection with the First Amendment, the Registrant and the New Borrowers also entered into a Security Agreement  (the “Security Agreement”) dated February 19, 2008 with Fifth Street whereby the Registrant and the New Borrowers granted Fifth Street a security interest in all of their assets.

Amendment to Credit Agreement for $4.0M term loan

On February 19, 2008, XLNT and Fifth Street entered into the Second Amendment (the “Second Amendment”) dated as of February 19, 2008 to Credit Agreement and Loan Documents dated June 29, 2007 and as amended by the First  Amendment dated November 27, 2007.  The $4.0 million term loan made pursuant to this credit agreement is secured by certain real estate owned by XLNT and matures on March 8, 2010.  The Second Amendment, among other things, changes the interest rate on the term loan from 12.0% to 15.0%, beginning March 1, 2008.  The Second Amendment also modifies the financial covenants and ratios required under the Credit Agreement and waives XLNT’s default of the prior financial covenants and ratios for the fiscal quarter ending December 31, 2007 and XLNT’s compliance with such prior financial covenants and ratios for the fiscal quarter ending March 31, 2008.  The Borrowers are required to satisfy certain post-closing requirements related to the credit agreement, as amended, and any failure to satisfy these post-closing requirements will be an event of default under the credit agreement. Upon execution of the Second Amendment, XLNT paid Fifth Street a $36,381 restructuring fee.

The description above is a summary and is qualified in its entirety by the First Amendment, the Second Amendment, the Guaranty and the Security Agreement, filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
First Amendment to Credit Agreement and Loan Documents dated as of February 19,2008 by and among Fifth Street Mezzanine Partners II, L.P., as Lender, XLNTVeterinary Care, Inc., as Lead Borrower, certain subsidiaries of XLNT Veterinary Care, Inc. named therein, as Non-Lead Borrowers, and Bay Area Veterinary Specialist, Inc. and Bradshaw Veterinary Clinic, Inc., as New Borrowers.

10.2	Second Amendment to Credit Agreement and Loan Documents dated as of February 19,2008 by and among Fifth Street Mezzanine Partners II, L.P., as Lender, and XLNTVeterinary Care, Inc., as Borrower.

10.3	Guaranty made as of February 19, 2008 by and among Fifth Street Mezzanine Partners II,L.P., as Lender, and Pet DRx Corporation, as Guarantor.

10.4	Security Agreement dated February 19, 2008 by and among Fifth Street MezzaninePartners II, L.P., as Secured Party, and Pet DRx Corporation, Bay Area VeterinarySpecialist, Inc., and Bradshaw Veterinary Clinic, Inc., as Debtors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PET DRx CORPORATION (Registrant)

By:	/s/ Gregory Eisenhauer
Name: Gregory Eisenhauer
Title: Chief Financial Officer

Date: February 25, 2008